UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2011

IMAGE METRICS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-123092	20-1719023
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

1918 Main Street, 2nd Floor Santa Monica, California	90405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 656-6551

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

IMAGE METRICS, INC.

January 25, 2010

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 25, 2011, our Board of Directors concluded that our previously issued financial statements as of and for the three and six-month periods ended March 31, 2010, and the three and nine-month periods ended June 30, 2010, should no longer be relied upon as a result of us undervaluing the liability associated with warrants outstanding to purchase our common stock.  We issued warrants to investors who participated in our private offerings in March 2010, to the brokers who assisted in raising funds for us in the private offerings, and to lenders who provided us bridge financing during the three months ended June 30, 2010 and March 31, 2010.  The warrants allow the holders to purchase shares of our common stock at prices that range between $1.20 and $1.50.  The warrants contained anti-dilution provisions that in the event we issued shares of our common stock at a price below the then current adjustment trigger price, which as of March 31 and June 30, 2010 was $1.00, the warrant exercise price would be adjusted downward.

We determine the value of the liability associated with our warrants by utilizing the Black-Scholes-Merton option pricing model.  One of the inputs of the Black-Scholes-Merton model is the price of our common stock.  Previously, we determined the fair value of our common stock by first determining the enterprise value of Image Metrics.  We then used a third party valuation firm to allocate the enterprise value between our common and preferred stock.  Previously, we did not use the market price of our common stock as quoted on the OTC Bulletin Board, as we concluded the quoted price was not a fair representation of our unregistered common shares.

On January 25, 2011, we concluded that we incorrectly applied the provisions of FASB Accounting Standards Codification No. 820, “Fair Value Measurements and Disclosures” (“ASC 820”).  ASC 820 requires us to use the quoted market price of our common stock on the OTC Bulletin Board as the input for the fair value of our common stock in the Black-Scholes-Merton model.  Additionally, we are evaluating whether the use of a Monte Carlo simulation is more appropriate in determining the fair value of the warrant liability.  As a result of this correction, we will need to make a material adjustment to the the value of our warrant liability   and materially increase our net loss  for the periods ended March 31, 2010 and June 30, 2010.

In accordance with Section 404 of the Sarbanes-Oxley Act of 2002, the Company’s management has been assessing the effectiveness of the Company’s internal controls over financial reporting and disclosure controls. Based on this assessment, the Company expects to report a material weakness in the Company’s internal controls over financial reporting, and, therefore, conclude that internal controls over financial reporting as of March 31, 2010 and June 30, 2010 are not effective.

Accordingly, we will restate our financial statements as of and for the three and six months ended March 31, 2010, and as of and for three and nine months ended June 30, 2010, by disclosing the effect of these adjustments in an amended Form 10-Q for the quarterly periods ended March 31, 2010 and June 30, 2010.  We anticipate finalizing these impacts and to file the amended reports within the next two business days.  Although we do not foresee any issue, we cannot issue a guarantee that we will file the amended reports within two business days.

The Audit Committee of our Board of Directors authorized our Chief Financial Officer to discuss the foregoing items with our independent registered public accounting firm, which agreed that our quarterly financial statements could not be relied upon and needed to be restated as described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 28, 2011	IMAGE METRICS, INC.

	By:	/s/ Ron Ryder
Ron Ryder
Chief Financial Officer